UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 7, 2024

MGO GLOBAL INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-41592	83-1833607
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

515 SE 17th Street, Suite 121/#460236

Fort Lauderdale, Florida 33346

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (347) 913-3316

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.00001 par value	MGOL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2024, MGO Global Inc. (the “Company”) entered into Amendment No. 1 (“Amendment”) to the Equity Distribution Agreement dated as of February 6, 2024 (the “EDA”), with Maxim Group LLC (“Maxim”).The amendment constitutes an agreement between the Company and Maxim to amend the EDA whereby the defined term “Offering Size” in the EDA is amended to mean the shares having an aggregate offering price of up to $3,389,384 and all instances of $1,650,000 in the EDA are replaced in all instances with $3,389,384.

The Amendment is attached to this report as Exhibit 1.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Amendment No. 1 to the Equity Distribution Agreement dated June 7, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2024

MGO GLOBAL INC.

By:	/s/ Maximiliano Ojeda
Maximiliano Ojeda
Chief Executive Officer

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